Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the B.O.S Better Online Solutions Ltd. (“BOS”) 2003 Israeli Share Option Plan, of our report dated March 29, 2010, with respect to the consolidated financial statements of BOS -Supply Chain Solutions (Lynk) Inc. (formally known as Lynk USA Inc.) included in BOS’s report on Form 6-K, filed with the Securities and Exchange Commission on March 29, 2010.

January 30, 2012	/s/ ARIK ESHEL, CPA & ASSOC., PC ARIK ESHEL, CPA & ASSOC., PC